EXHIBIT 99.2

First Mid Bancshares, Inc. Announces Acquisitions of Delta Bancshares Company and St. Louis Based Loan and Deposit Portfolio and Team

MATTOON, Ill., July 29, 2021 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) announced today that it has entered into two separate definitive agreements under which the Company will acquire Delta Bancshares Company (“Delta”) and also a loan and deposit portfolio, along with the relationship team, in the St. Louis market.

Delta is the parent company of Jefferson Bank and Trust (“Jefferson”) and is headquartered in St. Louis, Missouri, operating five branches throughout the metro area. As of June 30, 2021, Delta had approximately $697 million in total assets, $484 million in loans and $546 million in deposits. Delta is a private company with a 129-year history of providing financial services to the St. Louis market.

Under the terms of the agreement with Delta, its shareholders and option holders will receive an aggregate of approximately $15.2 million in cash and 2,282,512 shares of FMBH stock. Delta’s outstanding stock options will be fully vested upon consummation of the merger, and all outstanding Delta options that are unexercised prior to the closing will be cashed out. Based on First Mid’s price per share at the closing on July 28, 2021 of $39.90, the aggregate consideration to be paid by First Mid is approximately $106.3 million, subject to certain conditions and adjustments.

In addition, the Company entered into an agreement to acquire approximately $225 million in loans and $280 million in deposits from a separate financial institution in the St. Louis market. The acquisition will include four commercial lenders who have the primary relationships with the acquired customers and two support personnel.

On a combined basis, the two transactions are estimated to be approximately 14% accretive to earnings per share in 2022 (excluding nonrecurring transaction expenses). Estimated tangible book value per share dilution to First Mid is expected to be earned back in 1.8 years under the crossover method. The Company expects to achieve cost savings of 30% of the combined noninterest expense. While revenue synergies are anticipated, they have not been included in the estimates. Upon closing of the transactions, the Company expects to remain above well-capitalized standards on all regulatory capital ratios with a Tier 1 Leverage Ratio of approximately 8.8%, a Total Risk-Based Capital Ratio of approximately 13.0% and a Tangible Common Equity Ratio of approximately 8.4%.

“The geographic synergies and financial metrics of these transactions are compelling and consistent with our strategy of deepening our presence in the attractive St. Louis market,” said Joe Dively, Chairman and Chief Executive Officer of First Mid. “This combination will move us to 11th in market share with $1.8 billion of deposits within the St. Louis MSA. Mike Ross and his family have built a strong franchise in Delta Bancshares Company and we are excited they selected us to continue that legacy as part of First Mid. Since 1892, Jefferson has been dedicated to the St. Louis area communities providing a significant commitment to its customers and we are excited about building upon that success with additional products and services to offer. We look forward to welcoming Delta’s shareholders, employees and customers to the First Mid team.”

“The proposed loan and deposit acquisition is similar to the one we completed in April of last year. We reviewed nearly all the loans and have extensive knowledge with both the borrowers and the commercial lenders. I anticipate this being a smooth transition and I couldn’t be more excited about the team that will be joining First Mid.” Dively concluded.

“First Mid is a like-minded partner that shares our culture of supporting communities by focusing on building strong relationships and excellent service to our customers,” said Mike Ross, Chairman of Delta. “The merger provides customers access to a larger banking network and an expanded array of services. Our shared community banking philosophies will provide significant value for our shareholders, employees and customers.”

John Dulle, President and Chief Executive Officer of Jefferson and Executive Vice President of Delta commented, “We are excited to join forces with such a strong and growing organization in the St. Louis market. Our customers, employees and shareholders will benefit from the larger organization and an enhanced product set, including wealth management and insurance. First Mid’s commitment to the community banking model and the St. Louis market make it a great fit.”

The transaction with Delta has been unanimously approved by both Delta’s and First Mid’s board of directors and is expected to close in the fourth quarter of 2021, subject to regulatory approvals and the satisfaction of customary closing conditions.

The loan and deposit acquisition requires regulatory approval for the assumption of the deposits. This transaction is expected to close in September, 2021.

For the Delta transaction, Stephens Inc. served as financial advisor and Schiff Hardin LLP served as legal advisor to First Mid. Piper Sandler & Co. served as financial advisor and Armstrong Teasdale LLP served as legal advisor to Delta.

A slide presentation relating to the transactions can be accessed under the investor relations section of First Mid’s website at www.firstmid.com. In addition, the presentation is included as an exhibit to the Form 8-K filed with the Securities and Exchange Commission announcing the transaction.

About First Mid Bancshares, Ince: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc. and First Mid Wealth Management Co. First Mid is a $5.8 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri and Texas, and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in their work and their ability to serve our customers well over the last 156 years. More information about the Company is available on our website at www.firstmid.com.

About Delta Bancshares: Delta Bancshares Company (“Delta”) is the parent company of Jefferson Bank and Trust. Delta is a $697 million asset financial institution focused on providing quality, consistent customer service with complete customer satisfaction to small and mid-sized businesses in the St. Louis market. Its mission is to advance economic prosperity in the St. Louis area through prudent lending and banking services.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid and Delta, such as discussions of First Mid’s and Delta’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and Delta, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and Delta will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Delta with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions, including failure to obtain the required regulatory, shareholder and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and Delta; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and Delta’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and Delta; accounting principles, policies and guidelines; the severity, magnitude and duration of the COVID-19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the U.S., state and local governments, customers' businesses, the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid’s and Delta’s liquidity and capital positions, impair the ability of First Mid’s and Delta’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID-19 pandemic on First Mid’s and Delta’s financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Important Information about the Merger and Additional Information
First Mid will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Delta that also constitutes a prospectus of First Mid, which will be sent to the shareholders of Delta. Investors in Delta are urged to read the proxy statement/prospectus, which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus and other documents which will be filed by First Mid with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to First Mid Bancshares, P.O. Box 499, Mattoon, IL 61938, Attention: Investor Relations; or to Delta Bancshares Company, 2301 Market Street, Saint Louis, MO 63103, Attention: John Dulle, Executive Vice President. A final proxy statement/prospectus will be mailed to the shareholders of Delta.

Participants in the Solicitation
First Mid and Delta, and certain of their respective directors, executive officers and other members of management and employees, are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 19, 2021. These documents can be obtained free of charge from the sources provided above. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

First Mid Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

Delta Investor Contact:
John Dulle
Executive Vice President
314-621-0100 x1542
John.dulle@jbt-stl.com